UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2011
SeaBright Holdings, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-34204 (Commission File Number)	56-2393241 (IRS Employer Identification No.)
1501 4th Avenue, Suite 2600 Seattle, Washington 98101 (Address of Principal executive offices, including Zip Code)
206-269-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2011, the Compensation Committee of the Company’s Board of Directors (the “Committee”) adopted the Bonus Plan for Section 16 Officers and Key Employees (the “Bonus Plan”).  Each of the Company’s executive officers is eligible to participate in the Bonus Plan, including the Company’s named executive officers.  Any bonus earned will be paid in two parts: the first part will be paid at the rate of 75% of the amount actually earned by March 15 of the calendar year following the applicable performance year, subject to continued employment at the time of payment (the “Initial Bonus”), and the remaining 25% will be withheld and may be paid in the second calendar year following the applicable performance year (and no later than March 15 of such second calendar year) (the “Withhold”).

Bonuses payable under the Bonus Plan are determined by the Company’s achievement of the following performance metrics: (i) pretax income excluding all capital gains, losses and bonuses (the “Pretax Income Metric”) and (ii) with respect to the Withhold portion, improvement in modified expense ratio (the “Improvement in Modified Expense Ratio Metric”).  The Pretax Income Metric can result in a performance bonus multiplier between 0% and 200%, which will be applied in calculating performance bonuses under the Bonus Plan.  The Bonus Plan identifies three levels of achievement for the Pretax Income Metric (threshold, target and maximum).  For the Pretax Income Metric, the performance bonus multiplier will be calculated based on a level of achievement as follows: threshold  0%; target  100%; maximum  200%.  The performance bonus multiplier will then be applied to each participant’s target bonus to determine the performance bonus that is earned.  The Committee will also review the pre-agreed individual business unit or department quantitative goals, plus selected individual personal achievement goals, and may, in its sole discretion, reduce the amount of the bonus otherwise payable based on the achievement of such individual goals.

The Withhold portion of the bonus (25% of the earned performance bonus) will be withheld and will be subject to review and possible modification based upon: (1) a “look back” at the original pre-agreed upon earnings goal  which may result in an increase or decrease of the Withhold portion of the bonus, and (2) an “enhancement factor” that is based upon the achievement of the Improvement in Modified Expense Ratio Metric for a 24 month performance period, which may be added to the Withhold portion of the bonus.  The Improvement in Modified Expense Ratio Metric can result in a multiplier between 0% and 200%, which will be applied to the Withhold portion of bonuses under the Bonus Plan to calculate the "enhancement factor," which will be added to the Withhold amounts under the Bonus Plan.  The Bonus Plan identifies three levels of achievement for the Improvement in Modified Expense Ratio Metric (threshold, target and maximum).  For the Improvement in Modified Expense Ratio Metric, the multiplier will be calculated based on a level of achievement as follows: threshold  0%; target  100%; maximum  200%.

The target incentive bonus percentages for the 2011 fiscal year for each of the named executive officers are unchanged from the target incentive bonus percentages for 2010.

A copy of the Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.

Date: March 23, 2011	By:	/s/ Richard J. Gergasko
Richard J. Gergasko Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	SeaBright Holdings, Inc. Bonus Plan for Section 16 Officers and Key Employees